Exhibit 10.2

                                 PROMISSORY NOTE


$500,000.00                  Lauderdale Lakes, Florida             July 27, 2005


1.       Principal / Borrowers Promise to Pay

      FOR VALUE RECEIVED, the undersigned, AGU Entertainment Corp., a Delaware corporation whose address is 3200 West Oakland Park Blvd., Lauderdale Lakes, Florida 33311 ("Borrower"), promises to pay to Robert Jaffee, ("Lender"), 1055 Ridge Road, Hamden, CT 06517, the principal sum of Five Hundred Thousand ($500,000.00) Dollars with annual interest thereon calculated in accordance with the terms and provisions provided below. All sums owing under this Note are payable in lawful money of the United States of America.

2.       Interest

      (a) Interest shall accrue on the principal balance of this Note and be payable at a fixed annual rate of 4.1/2%, until such time as this Note is paid in full or converted into common stock. Interest shall compound quarterly beginning three months from the date hereof and continuing on a like day of each quarter thereafter. At the end of each quarter, interest shall be added to the principal balance and become a part of the principal.

      (b) All amounts required to be paid under Lender's Note shall be payable to the Lender at 1055 Ridge Road, Hamden, CT 06517, or at another place as Lender, from time to time, may designate in writing.

      (c) Interest calculations shall be based on a 365-day year and charged on the basis of actual days elapsed.

3.       Maturity Date

      The entire principal balance of this Note, together with all accrued and unpaid interest and fees, shall be due and payable on January 1, 2007 ("Maturity Date"). The Maker hereof shall not have the right or privilege to prepay this note in whole or in part.

4.       Late Payment

      If any required payment, including the final payment due on the maturity date, is not paid within 15 days from and including the date upon which it was due (whether by acceleration or otherwise), then, in each such event, the principal balance shall bear interest at the highest rate permitted by law from the date hereof until paid in full, whether by acceleration or otherwise. In such event, the principal balance with the compound interest shall be recomputed from the date hereof.
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5.       Default and Remedies

      In the event that the Holder hereof shall engage the services of an attorney in connection with the collection or enforcement of any rights and remedies hereunder, the fees of such attorney and all costs shall be added to and shall become a part of the debt.

      The remedies of Lender provided in this Note shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Lender. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.


6.       Waivers

      (a) Borrowers hereby waive and release all benefit that might accrue to Borrowers by virtue of any present or future laws of exemption with regard to real or personal property or any part of the proceeds arising from any sale of that property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Borrowers agree that any real estate that may be levied on under a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold on any writ in whole or in part in any order desired by Lender.

      (b) Borrowers and all endorsers, sureties, and guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. They agree that each shall have unconditional liability without regard to the liability of any other party and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Borrowers and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

        (c) Lender shall not be considered by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

7.       Notices

      All notices required under or in connection with this Note shall be delivered or sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth in Paragraph 1 hereof, or to another address that any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be considered to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.
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8.       Costs and Expenses

      Borrowers shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this Note or any tax assessed upon this note.

8.       No Partnership or Joint Venture

      Nothing contained in this Note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrowers or between Lender and any other person or as causing the holder of the Note to be responsible in any way for the debts or obligations of Borrowers or any other person.

9.       Interest Rate Limitation

      Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to collect or apply as interest on this obligation any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If the holder of this Note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid forthwith to Borrowers. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder and Borrowers shall to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be considered to increase the total dollar amount of interest payable under this Note.

10.      Number and Gender

      In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

11.      Headings

      Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be construed as being a part of the Note.

12.      Time of Essence

      Time is of the essence with respect to every provision of this Note.

13.      Governing Law/ Venue

      This Note shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that federal laws preempt the laws of the State of Florida. All actions arising from this Note shall be brought in the venue of Broward County, Florida.


      IN WITNESS WHEREOF, Borrower has executed this Promissory Note on the date set forth above.


Signed and sealed in the presence of:                 AGU Entertainment Corp

                                                      By:  /s/ David Levy